UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 7, 2006

                                            INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-50167	03-0483872
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

                                                  3700 Colonnade Parkway, Birmingham, Alabama 35243
(Address of principal executive offices) (Zip Code)

                                                                                      (205) 870-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Infinity Property and Casualty Corporation Annual Bonus Plan.

On February 7, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Infinity Property and Casualty Corporation (the “Company”) approved the performance criteria and goals for 2006 under the Company’s Annual Bonus Plan (approved by shareholders in 2004).

Under the Annual Bonus Plan for 2006, the overall bonus will be weighted pursuant to the following performance measurements:

Earnings per Share	50%
Combined Ratio	25%
Gross Written Premium Growth	25%

The actual bonuses payable for 2006 will vary from 0% to 200% of the bonus targets set forth below, depending on the extent to which the Company’s actual performance meets, exceeds or falls short of the performance targets determined by the Committee.

James R. Gober	100% of Base Salary

Samuel J. Simon	60% of Base Salary

Roger Smith	60% of Base Salary

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION BY: /s/ Samuel J. Simon Samuel J. Simon Executive Vice President General Counsel and Secretary

February 13, 2006